Exhibit 99.1
Information Relating to Item 14 – Other Expenses of Issuance and Distribution
The expenses to be paid by Coinstar, Inc. (the “Company”) in connection with the offering and sale of the Company’s common stock by selling stockholders pursuant to the Company’s registration statement, File No. 333-157553 (the “Registration Statement”), other than underwriting discounts and commission, are set forth in the following table. All amounts are estimated except for the Securities and Exchange Commission registration fee.

Securities and Exchange Commission registration fee	$160
Listing fees	$1,461
Printing expenses	$10,000
Transfer agent and registrar fees and expenses	$500
Legal fees and expenses	$25,000
Accounting fees and expenses	$20,000
Total	$57,121